SUPPLEMENTARY FRANCHISE AGREEMENT

Supplementary Agreement to Franchise Agreement between Sizegenic Holdings Limited and Hippo Lace Limited dated 10 February 2010.

This Supplementary Agreement (“Agreement”) is made and entered into this 1 March 2010 between Sizegenic Holdings Limited (“Franchisor”) and Hippo Lace Limited (“Franchisee”) pursuant to Item 11.2 “Assignment by Franchisee” of the Franchise Agreement between Franchisor and Franchisee entered on 10 February 2010 that Franchisor hereby approved Franchisee for its affiliate named Legend Sun Limited (“Legend Sun”) to subfranchise a non-exclusive license and franchise to the shop owners (Subfranchisees) to operate café bistro carrying the name and trademarks of  Caffe Kenon situated at the address as follows:

Shop no. 02-04, 5/F Joy City, No. 28 Qingnian Road, Chaoyang District, Beijing, China

Shop no. 208 and 209, Tai Yau Plaza, 181 Johnston Road, Wan Chai, Hong Kong

The parties also agree as follows:

Term.  The term of the Franchise Agreement shall be extended to cover an initial three years period of the franchise agreement (“Subfranchise Agreement”) enters by the Franchisee and the Subfranchisees.

Fees and Payments

Franchise Fee.  The non-refundable franchise fee of HK$40,000 payable by the Franchisee to Franchisor as per item 8.1 of the Franchise Agreement represents 50 percent (50%) discounted fee for the 1st year of franchise from 10 February 2010 to 9 February 2011 and Franchisee shall pay full amount of HK$80,000 per annum from the 2nd year and throughout the term of this Agreement.  The fee is due and payable on an annual basis thereafter throughout the term of this Agreement, on or before the date which is annual anniversary date of 10 February 2010.

Subfranchise Fee.  Franchisee must pay to Franchisor a non-refundable subfranchise fee of HK$40,000 per annum throughout the term of the Subfranchise Agreement.  The fee is due and payable within 10 days from the date of signing the Subfranchise Agreement between the Franchisee and Subfranchisees, and on an annual basis thereafter throughout the term of the Subfranchise Agreement, on or before the date which is annual anniversary date of signing the Subfranchise Agreement.

Franchisee assumes all costs, liability, expenses and responsibilities for the subfranchise and Franchisor has no obligation to any legal consequences arose from what the Franchisee assumed.

Other terms and conditions in the Franchise Agreement between Franchisor and Franchisee on 10 February 2010 remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.

FRANCHISOR:

SIZEGENIC HOLDINGS LIMITED

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CHEUNG MING

FRANCHISEE:

HIPPO LACE LIMITED

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GU YAO